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                                                          EXHIBIT 23.6


    Consent of Trident Securities, a Division of McDonald Investments Inc.
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     Trident Securities hereby consents to the inclusion of its fairness opinion addressed to the Board of Directors of South Carolina Community Bancshares, Inc. as an annex to the Registration Statement on Form S-4 of Union Financial Bancshares, Inc. and a description of the opinion letter and references to our firm contained in or made a part of the Registration Statement. In giving such consent Trident Securities does not hereby admit to being included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.



                              /s/ Trident Securities
                              ----------------------------------------
                              Trident Securities,
                              A Division of McDonald Investments, Inc.



Raleigh, North Carolina
September 1, 1999